Exhibit 99.2

Contacts:

INVESTORS:	MEDIA:
Renovis, Inc.	WeissComm Partners
Greg Mann	Blair Schoeb
(650) 266-1558	(917) 432-9275
gmann@renovis.com	blair@weisscommpartners.com

NXY-059 Does Not Meet Efficacy Endpoints in Phase III Trial for Acute Ischemic Stroke

—Conference call scheduled for 8:30am EDT, October 26, 2006—

South San Francisco, California – October 25, 2006 – Renovis, Inc. (Nasdaq: RNVS) announced today that a pivotal Phase III study of NXY-059 (SAINT II) conducted by its exclusive licensee, AstraZeneca, did not demonstrate a statistically significant reduction on the primary endpoint of stroke-related disability in patients treated with NXY-059, as assessed versus placebo using the modified Rankin Scale (mRS) (p=0.33, odds ratio 0.94).

On a secondary endpoint in the SAINT II study, treatment with NXY-059 did not result in a statistically significant improvement in neurological status versus placebo on the National Institute of Health Stroke Scale (NIHSS) (p=0.70). There was also no evidence of NXY-059 lowering the incidence of symptomatic intracranial hemorrhage when administered with the approved thrombolytic agent, rt-PA (p=0.56). The incidence and profile of adverse events in patients in SAINT II receiving NXY-059 was similar to placebo. The mortality rate was also comparable in the treatment and placebo groups.

“We are obviously very disappointed by the lack of efficacy shown by NXY-059 in the SAINT II study,” commented Corey S. Goodman, Ph.D., President and Chief Executive Officer of Renovis. “Stroke is an area of enormous medical need and we had hoped that NXY-059 might become an important new treatment option for patients and physicians. Unfortunately, the data are clear and although we will continue to review the results from SAINT I and SAINT II, we understand AstraZeneca’s decision to discontinue development of NXY-059.”

Dr. Goodman continued, “We have managed our resources carefully so that Renovis is in a strong financial position to continue our unpartnered drug discovery programs targeting major medical needs in inflammatory and neurological diseases. In addition, our partnerships with Pfizer and Genentech continue on track. We expect that a compound from our collaboration with Pfizer to develop VR1 antagonists for pain will enter the clinic in 2007.”

Updated Conference Call and Webcast Information

Corey S. Goodman, Ph.D., President and Chief Executive Officer, and John C. Doyle, Senior Vice President of Finance and Operations and Chief Financial Officer, will discuss recent developments involving NXY-059 and the SAINT II trial and review third quarter 2006 results via webcast and conference call on October 26, 2006 at 8:30 a.m. EDT. Interested parties may access the call by dialing

Two Corporate Drive      South San Francisco, CA 94080      Tel: 650.266.1400      Fax: 650.266.1460      www.renovis.com

1-800-299-9630 in the United States and 1-617-786-2904 internationally. The participant code is 75531115. A replay of the call may be accessed by dialing 1-888-286-8010 or 1-617-801-6888. The participant code for the replay is 40477873. This call is being webcast by Thomson and can be accessed in the Investor Relations section of the Renovis web site at www.renovis.com. A replay of the webcast will be available until November 2, 2006.

About Renovis

Renovis is a biopharmaceutical company focused on the discovery and development of drugs for major medical needs in the areas of neurological and inflammatory diseases. In addition to proprietary research programs in the areas of neurological and inflammatory diseases, Renovis has a worldwide collaboration and license agreement with Pfizer to research, develop and commercialize small molecule VR1 antagonists, and a research and development collaboration with Genentech to discover and develop anti-angiogenesis drugs and drugs that promote nerve re-growth following nervous system injury.

For additional information about the company, please visit www.renovis.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future financial results, future preclinical and clinical development, plans and objectives of management are forward-looking statements. We may not actually achieve these plans, intentions or expectations and Renovis cautions investors not to place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors that could cause actual results or events to differ materially from the forward-looking statements that we make are described in greater detail in the periodic reports we file with Securities and Exchange Commission, including in the “Risk Factors” section of our Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission on August 9, 2006, and our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 14, 2006. Renovis is providing this information as of the date of this press release and does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

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Two Corporate Drive      South San Francisco, CA 94080      Tel: 650.266.1400      Fax: 650.266.1460      www.renovis.com